Exhibit 99.1

AGILYSYS ANNOUNCES FISCAL 2025 FOURTH QUARTER RECORD REVENUE OF $74.3M AND FULL YEAR RECORD REVENUE OF $275.6M

Annual Revenue Includes Recurring Revenue of $170.1M and Subscription Revenue Growth of 39.5%

Annual Record Adjusted EBITDA of $53.8M and Free Cash Flow of $52.3M

Annual Revenue Expected To Grow To $308M to $312M In Fiscal 2026 With Full Year Adjusted EBITDA of 20%

ALPHARETTA, GA – May 19, 2025 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions and services, today reported results for its fiscal 2025 fourth quarter and full year ending March 31, 2025.

Summary of Fiscal 2025 Fourth Quarter Financial Results

•
Total net revenue increased 19.4% to a record $74.3 million compared to total net revenue of $62.2 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $46.2 million, or 62.2% of total net revenue, compared to $36.6 million, or 58.8% of total net revenue for the same period in fiscal 2024. Subscription revenue increased 42.7% year-over-year and was 64.4% of total recurring revenue compared to 57.0% of total recurring revenue in the fourth quarter of fiscal 2024.
•
Gross margin was 60.7% in the fiscal 2025 fourth quarter compared to 61.5% in the comparable prior-year period.
•
Net income attributable to common shareholders in the fiscal 2025 fourth quarter was $3.9 million, or $0.14 per diluted share, compared to $3.0 million, or $0.11 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $14.8 million compared to $11.0 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.54 per share in the fiscal 2025 fourth quarter compared to $0.32 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2025 fourth quarter was $26.5 million compared to free cash flow of $29.3 million in the fiscal 2024 fourth quarter (reconciliation included in financial tables). Ending cash balance was $73.0 million compared to ending cash balance of $144.9 million as of fiscal 2024 year-end.

Summary of Full Fiscal Year 2025 Financial Results

•
Total net revenue increased 16.1% to a record $275.6 million compared to total net revenue of $237.5 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $170.1 million, or 61.7% of total net revenue, compared to $138.1 million, or 58.1% of total net revenue, for fiscal year 2024. Subscription revenue increased 39.5% year-over-year and was 61.9% of total recurring revenue compared to 54.7% of total recurring revenue in fiscal year 2024.
•
Gross margin was 62.4% in fiscal year 2025 compared to 60.7% in the comparable prior-year period.
•
Net income attributable to common shareholders in fiscal year 2025 was $23.2 million, or $0.82 per diluted share, compared to $85.0 million, or $3.17 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was a record $53.8 million compared to $37.1 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $1.55 per share in fiscal year 2025 compared to $1.10 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in fiscal year 2025 was $52.3 million compared to free cash flow of $40.1 million in fiscal year 2024 (reconciliation included in financial tables).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased with our fourth quarter results, which featured year-over-year subscription revenue growth of 42.7% including Book4Time and services revenue growth of 21.7%, producing the 13th consecutive record quarter for overall revenue. Annual fiscal year 2025 total revenue, subscription revenue and services revenue were also all records, led by subscription growth of 39.5% and services growth of 27.7% for the full year.

“We have had considerable success with our professional services hiring efforts during the recent few months. Fiscal 2025 fourth quarter was an excellent period for services implementation execution, driving to record highs both services revenue and annual subscription revenue value of projects installed in the field.

Srinivasan continued, “Fiscal 2025 fourth quarter was a record quarter for selling success, beating the previous best quarter by a wide margin. Customer demand for the cloud-native state-of-the-art hospitality focused software solution ecosystem we have built diligently over the past several years has continued to accelerate, driving the sum of product, recurring revenue and services backlog to the highest levels we have seen thus far.

"We expect fiscal year 2026 full year revenue to be in the $308 million to $312 million range inclusive of 25% subscription revenue growth and Adjusted EBITDA at 20% of revenue. Our annual guidance assumes no material subscription revenue contribution from the current large-scale PMS project we are working on, which is progressing well,” Srinivasan concluded.

Fiscal 2026 Outlook

The Company expects full year fiscal 2026 revenue to be $308 million to $312 million, including 25% year-over-year subscription revenue growth. Adjusted EBITDA is expected to be 20% of revenue for the full fiscal year. Subscription revenue growth expectations exclude any material revenue from the large scale PMS rollout currently in progress.

Dave Wood, Chief Financial Officer, commented, “This was a transformational year for Agilysys. We managed through operational challenges related to the end stages of the product modernization efforts, completed the acquisition of Book4Time and experienced accelerating sales demand for our modernized cloud-native software ecosystem, resulting in record sales during fiscal year 2025. We are pleased with another year of record revenue and strong year-over-year subscription revenue growth. The record sales year has driven backlog to record levels as we focus on the execution of our FY26 financial plan.”

2025 Fourth Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, May 19, 2025, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register-conf.media-server.com/register/BIdacfb34dab2443c0a692a71501be72cf. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register 15 minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties can also access the conference call live through the Events and Presentations section of the Investor Relations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “outlook,” “forecast,” “preliminary,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “would,” “could,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2026 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated herein and in other filings and statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2026 guidance, maintaining sales momentum, the company's ability to convert the backlog into revenue, and the Risk Factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art software solutions and services that help organizations achieve High Return Hospitality™ by maximizing Return on Experience (ROE) through interactions that make ‘personal’ profitable. Customers around the world use Agilysys Property Management Systems (PMS), Point-of-Sale (POS) solutions and Food & Beverage Inventory and Procurement (I&P) systems to consistently delight guests, retain staff and grow margins. Agilysys’ 100% hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except per share data)	2025	2024	2025	2024
Net revenue:
Products	$10,247	$10,983	$41,324	$49,083
Subscription and maintenance	46,198	36,588	170,051	138,069
Professional services	17,827	14,650	64,249	50,312
Total net revenue	74,272	62,221	275,624	237,464
Cost of goods sold:
Products	6,073	6,294	22,055	26,318
Subscription and maintenance	10,998	8,059	37,464	30,870
Professional services	12,150	9,592	44,117	36,020
Total cost of goods sold	29,221	23,945	103,636	93,208
Gross profit	45,051	38,276	171,988	144,256
Gross profit margin	60.7%	61.5%	62.4%	60.7%
Operating expenses:
Product development	16,562	14,284	62,411	56,739
Sales and marketing	8,322	8,601	33,144	28,439
General and administrative	10,659	9,073	40,832	36,279
Depreciation of fixed assets	941	854	3,679	3,896
Amortization of internal-use software and intangibles	1,082	246	3,859	1,366
Other charges, net	2,030	1,711	4,628	1,756
Legal settlements	145	28	844	28
Total operating expense	39,741	34,797	149,397	128,503
Operating income	5,310	3,479	22,591	15,753
Other income (expense):
Interest income	489	1,503	3,782	5,083
Interest expense	(413)	—	(1,529)	—
Other income (expense), net	(13)	(136)	791	(152)
Income before taxes	5,373	4,846	25,635	20,684
Income tax provision (benefit)	1,448	1,885	2,410	(65,511)
Net income	$3,925	$2,961	$23,225	$86,195
Series A convertible preferred stock dividends	—	—	—	(1,204)
Net income attributable to common shareholders	$3,925	$2,961	$23,225	$84,991

Weighted average shares outstanding - basic	27,740	26,913	27,518	25,668

Net income per share - basic:	$0.14	$0.11	$0.84	$3.31

Weighted average shares outstanding - diluted	28,282	28,019	28,257	26,842

Net income per share - diluted:	$0.14	$0.11	$0.82	$3.17

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	March 31, 2025 (Unaudited)	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$73,041	$144,891
Accounts receivable, net of allowance for expected credit losses of $627 and $974, respectively	31,529	29,441
Contract assets	4,523	2,287
Inventories	5,174	4,587
Prepaid expenses and other current assets	9,260	7,731
Total current assets	123,527	188,937
Property and equipment, net	16,718	17,930
Operating lease right-of-use assets	17,114	18,384
Goodwill	130,640	32,791
Intangible assets, net	70,802	16,952
Deferred income taxes, non-current	66,520	67,373
Other non-current assets	9,049	8,063
Total assets	$434,370	$350,430
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,388	$9,422
Contract liabilities	70,654	56,148
Accrued liabilities	22,324	19,522
Operating lease liabilities, current	5,658	4,279
Total current liabilities	111,024	89,371
Deferred income taxes, non-current	10,986	554
Operating lease liabilities, non-current	17,304	19,613
Debt, non-current	24,000	—
Other non-current liabilities	5,170	4,415
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 28,015,775 and 27,376,862 shares outstanding at March 31, 2025 and March 31, 2024, respectively	10,003	10,003
Treasury shares, 5,326,513 and 5,965,426 at March 31, 2025 and March 31, 2024, respectively	(1,600)	(1,791)
Capital in excess of stated value	109,785	94,680
Retained earnings	160,980	137,755
Accumulated other comprehensive loss	(13,282)	(4,170)
Total shareholders' equity	265,886	236,477
Total liabilities and shareholders' equity	$434,370	$350,430

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year Ended
	March 31,
(In thousands)	2025	2024

Operating activities
Net income	$23,225	$86,195
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on asset disposals	25	(1,145)
Depreciation of fixed assets	3,679	3,896
Amortization of internal-use software and intangibles	3,859	1,366
Amortization of developed technology acquired	461	159
Deferred income taxes	434	(66,353)
Share-based compensation	17,777	14,111
Changes in operating assets and liabilities:
Accounts receivable	(565)	(6,996)
Contract assets	(2,227)	(36)
Inventory	(556)	5,189
Prepaids and other current assets	(84)	(291)
Accounts payable	2,185	973
Contract liabilities	5,730	3,965
Accrued liabilities	383	5,659
Income taxes payable, net	(106)	(1,177)
Other changes, net	908	2,671
Net cash provided by operating activities	55,128	48,186
Investing activities
Cash paid for business combinations, net of cash acquired	(145,756)	—
Capital expenditures	(2,783)	(8,127)
Proceeds from sale of assets	—	552
Additional investments in corporate-owned life insurance policies	(27)	(27)
Net cash used in investing activities	(148,566)	(7,602)
Financing activities
Payment of preferred stock dividends	—	(1,663)
Debt proceeds, net of issuance costs	49,645	—
Debt repayments	(26,000)	—
Proceeds from Employee Stock Purchase Plan purchases	1,026	—
Repurchase of common shares to satisfy employee tax withholding	(2,743)	(6,893)
Principal payments under long-term obligations	—	(2)
Net cash provided by (used in) financing activities	21,928	(8,558)
Effect of exchange rate changes on cash	(340)	23
Net (decrease) increase in cash and cash equivalents	(71,850)	32,049
Cash and cash equivalents at beginning of period	144,891	112,842
Cash and cash equivalents at end of period	$73,041	$144,891

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
(In thousands)	2025	2024	2025	2024
Net income	$3,925	$2,961	$23,225	$86,195
Income tax provision (benefit)	1,448	1,885	2,410	(65,511)
Income before taxes	5,373	4,846	25,635	20,684
Depreciation of fixed assets	941	854	3,679	3,896
Amortization of internal-use software and intangibles	1,082	246	3,859	1,366
Amortization of developed technology acquired	160	40	461	159
Interest expense (income), net	(76)	(1,503)	(2,253)	(5,083)
EBITDA (a)	7,480	4,483	31,381	21,022
Share-based compensation	5,121	4,622	17,777	14,111
Other charges, net	2,030	1,711	4,628	1,756
Other non-operating (income) expense, net	13	136	(791)	152
Legal settlements	145	28	844	28
Adjusted EBITDA (b)	$14,789	$10,980	$53,839	$37,069

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
(In thousands, except per share data)	2025	2024	2025	2024
Net income attributable to common shareholders	$3,925	$2,961	$23,225	$84,991
Amortization of developed technology acquired	160	40	461	159
Amortization of internal-use software and intangibles	1,082	246	3,859	1,366
Share-based compensation	5,121	4,622	17,777	14,111
Other charges, net	2,030	1,711	4,628	1,756
Legal settlements	145	28	844	28
Tax events (a)	4,296	577	(1,669)	(69,067)
Income tax adjustments	(1,533)	(1,194)	(5,322)	(3,805)
Adjusted net income (b)	$15,226	$8,991	$43,803	$29,539

Basic weighted average shares outstanding	27,740	26,913	27,518	25,668
Diluted weighted average shares outstanding	28,282	28,019	28,257	26,842

Adjusted basic earnings per share (c)	$0.55	$0.33	$1.59	$1.15
Adjusted diluted earnings per share (c)	$0.54	$0.32	$1.55	$1.10

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
(In thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$27,152	$29,807	$55,128	$48,186
Capital expenditures	(701)	(469)	(2,783)	(8,127)
Free cash flow (a)	$26,451	$29,338	$52,345	$40,059

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures